CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Matthew T. Hinkle, Chief Executive Officer, and Vivek Pai, Principal Financial Officer of Legg Mason ETF Investment Trust – Legg Mason Low Volatility High Dividend ETF (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2021 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason ETF Investment Trust – Legg Mason Low Volatility High Dividend ETF	Principal Financial Officer Legg Mason ETF Investment Trust – Legg Mason Low Volatility High Dividend ETF

/s/ Matthew T. Hinkle	/s/ Vivek Pai
Matthew T. Hinkle	Vivek Pai
Date: December 23, 2021	Date: December 23, 2021

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.